TRUEBLUE REPORTS THIRD QUARTER 2024 RESULTS

TACOMA, WASH. - Nov. 4, 2024 -- TrueBlue (NYSE:TBI) today announced its third quarter results for 2024.

Third Quarter 2024 Financial Highlights

•Revenue of $382 million compared to $473 million in the prior year period
•Net loss of $8 million compared to net loss of $0 million in the prior year period
◦SG&A expense reduced by 17 percent to $100 million compared to $121 million in the prior year period
◦Adjusted EBITDA1 of $5 million compared to $10 million in the prior year period
• Zero debt, cash of $15 million and $133 million of borrowing availability at period end
•$4 million in share repurchases with $34 million remaining under authorization

Commentary

“As expected, market conditions remained challenging but we continue to manage through the cycle with the discipline and agility needed to ensure we are even better positioned as conditions improve,” said Taryn Owen, President and CEO of TrueBlue. “Given the labor dynamics at play, we are focused on the areas we can control. Our teams are staying highly engaged with clients and we are scaling our operating structure to align with current market demand while ensuring we are ready to capitalize as customer volumes return.”

“We continue to leverage our deep expertise and expansive service offerings to address clients’ immediate and evolving needs and we remain committed to advancing our strategic priorities to capture market share and enhance our long-term profitability,” continued Ms. Owen. “We made significant progress during the quarter accelerating our digital transformation, expanding our presence in attractive end markets and simplifying our organizational structure. These strategic priorities allow us to better leverage our inherent strengths and position us for even stronger growth and profitability when industry demand rebounds.”

Results

Third quarter revenue was $382 million, a decrease of 19 percent compared to revenue of $473 million in the third quarter of 2023. Net loss per diluted share was $0.26 compared to net loss per diluted share of $0.00 in the prior year period. Adjusted net loss1 per diluted share was $0.11 compared to adjusted net income per diluted share of $0.16 in the prior year period.

2024 Outlook

TrueBlue is providing certain forward-looking information to help investors form their own estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss third quarter 2024 results on a webcast at 2:00 p.m. PT (5:00 p.m. ET), today, Monday, Nov. 4, 2024.

The quarterly earnings presentation and webcast can be accessed on the Investor Relations section of the TrueBlue website: investor.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2023, TrueBlue served approximately 67,000 clients and connected approximately 464,000 people with work. Its PeopleReady segment offers on-demand, industrial staffing, PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions, and PeopleManagement offers contingent, on-site industrial staffing and commercial driver services. Learn more at www.trueblue.com.

1 Refer to the financial statements accompanying this release for more information regarding non-GAAP terms.

Forward-looking statements and non-GAAP financial measures

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, expectations regarding stabilization in demand, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, which can be negatively impacted by factors such as rising interest rates, inflation, political instability, epidemics and global trade uncertainty, (2) our ability to maintain profit margins, (3) our ability to successfully execute on business strategies and further digitalize our business model, (4) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (5) our ability to attract and retain clients, (6) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit, and (9) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities. Other information regarding factors that could affect our results is included in our Securities and Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our U.S. GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact

Investor Relations
InvestorRelations@trueblue.com

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 weeks ended		39 weeks ended
(in thousands, except per share data)	Sep 29, 2024	Sep 24, 2023	Sep 29, 2024	Sep 24, 2023
Revenue from services	$382,357	$473,196	$1,181,440	$1,414,072
Cost of services	282,320	349,023	877,594	1,036,295
Gross profit	100,037	124,173	303,846	377,777
Selling, general and administrative expense	99,973	120,715	303,928	364,642
Depreciation and amortization	6,967	6,184	22,616	18,875
Goodwill and intangible asset impairment charge	—	—	59,674	9,485
Loss from operations	(6,903)	(2,726)	(82,372)	(15,225)
Interest and other income (expense), net	521	390	3,861	1,982
Loss before tax expense (benefit)	(6,382)	(2,336)	(78,511)	(13,243)
Income tax expense (benefit)	1,253	(2,326)	35,532	(1,621)
Net loss	$(7,635)	$(10)	$(114,043)	$(11,622)

Net loss per common share:
Basic	$(0.26)	$0.00	$(3.75)	$(0.37)
Diluted	$(0.26)	$0.00	$(3.75)	$(0.37)

Weighted average shares outstanding:
Basic	29,704	30,932	30,384	31,397
Diluted	29,704	30,932	30,384	31,397

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Sep 29, 2024	Dec 31, 2023
ASSETS
Cash and cash equivalents	$14,505	$61,885
Accounts receivable, net	225,376	252,538
Other current assets	45,419	40,570
Total current assets	285,300	354,993
Property and equipment, net	91,078	104,906
Restricted cash, cash equivalents and investments	180,124	192,985
Goodwill and intangible assets, net	31,713	94,639
Other assets, net	114,161	151,860
Total assets	$702,376	$899,383

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$35,770	$56,401
Accrued wages and benefits	64,888	80,120
Current portion of workers’ compensation claims reserve	36,971	44,866
Other current liabilities	16,952	22,712
Total current liabilities	154,581	204,099
Workers’ compensation claims reserve, less current portion	129,475	151,649
Other long-term liabilities	91,168	85,762
Total liabilities	375,224	441,510
Shareholders’ equity	327,152	457,873
Total liabilities and shareholders’ equity	$702,376	$899,383

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	39 weeks ended
(in thousands)	Sep 29, 2024	Sep 24, 2023
Cash flows from operating activities:
Net loss	$(114,043)	$(11,622)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	22,616	18,875
Goodwill and intangible asset impairment charge	59,674	9,485
Provision for credit losses	1,577	3,254
Stock-based compensation	5,676	10,219
Deferred income taxes	34,694	(3,344)
Non-cash lease expense	9,145	9,449
Other operating activities	(5,052)	(1,661)
Changes in operating assets and liabilities:
Accounts receivable	25,802	34,790
Income taxes receivable and payable	219	(3,001)
Other assets	8,719	26,795
Accounts payable and other accrued expenses	(18,771)	(26,879)
Accrued wages and benefits	(15,640)	(5,156)
Workers’ compensation claims reserve	(30,069)	(33,558)
Operating lease liabilities	(9,236)	(9,498)
Other liabilities	1,500	1,421
Net cash (used in) provided by operating activities	(23,189)	19,569
Cash flows from investing activities:
Capital expenditures	(18,874)	(23,095)
Proceeds from business divestiture, net	2,928	—
Payments for company-owned life insurance	(4,000)	(2,347)
Proceeds from company-owned life insurance	—	1,662
Purchases of restricted held-to-maturity investments	(10,180)	(26,894)
Maturities of restricted held-to-maturity investments	28,688	24,118
Net cash used in investing activities	(1,438)	(26,556)
Cash flows from financing activities:
Purchases and retirement of common stock	(21,301)	(34,178)
Net proceeds from employee stock purchase plans	564	704
Common stock repurchases for taxes upon vesting of restricted stock	(2,221)	(3,759)
Other	(1,807)	(96)
Net cash used in financing activities	(24,765)	(37,329)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(638)	(757)
Net change in cash, cash equivalents, and restricted cash and cash equivalents	(50,030)	(45,073)
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	99,306	135,631
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$49,276	$90,558

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 weeks ended
(in thousands)	Sep 29, 2024	Sep 24, 2023
Revenue from services:
PeopleReady	$214,792	$283,187
PeopleScout	36,713	52,944
PeopleManagement	130,852	137,065
Total company	$382,357	$473,196

Segment profit (1):
PeopleReady	$3,043	$9,656
PeopleScout	2,542	6,272
PeopleManagement	3,278	2,134
Total segment profit	8,863	18,062
Corporate unallocated expense	(4,184)	(8,122)
Total company Adjusted EBITDA (2)	4,679	9,940
Third-party processing fees for hiring tax credits (3)	30	(90)
Amortization of software as a service assets (4)	(1,615)	(1,064)
PeopleReady technology upgrade costs (5)	(65)	(696)
COVID-19 government subsidies, net	—	(525)
Executive leadership transition costs	—	(2,492)
Other adjustments, net (6)	(2,965)	(1,615)
EBITDA (2)	64	3,458
Depreciation and amortization	(6,967)	(6,184)
Interest and other income (expense), net	521	390
Loss before tax (expense) benefit	(6,382)	(2,336)
Income tax (expense) benefit	(1,253)	2,326
Net loss	$(7,635)	$(10)
(1)We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(2)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.
(3)These third-party processing fees are associated with generating hiring tax credits.
(4)Amortization of software as a service assets is reported in selling, general and administrative expense.
(5)Costs associated with upgrading legacy PeopleReady technology.
(6)Other adjustments for the 13 weeks ended September 29, 2024 and September 24, 2023 primarily include workforce reduction costs of $2.8 million ($0.2 million in cost of services and $2.6 million in selling, general and administrative expense) and $1.5 million ($0.8 million in cost of services and $0.7 million in selling, general and administrative expense), respectively.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
Adjusted net income (loss) and Adjusted net income (loss) per diluted share
Net loss and net loss per diluted share, excluding:
–gain on divestiture,
–amortization of intangibles,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, net,
–Executive leadership transition costs,
–other adjustments, net, and
–tax effect of the adjustments and deferred tax asset valuation allowance.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

EBITDA and Adjusted EBITDA
EBITDA excludes from net loss:
–income tax expense (benefit),
–interest and other (income) expense, net, and
–depreciation and amortization.

Adjusted EBITDA further excludes:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, net,
–Executive leadership transition costs, and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted SG&A expense
Selling, general and administrative expense excluding:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, net,
–Executive leadership transition costs, and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

1.RECONCILIATION OF U.S. GAAP NET LOSS TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE
(Unaudited)

	13 weeks ended
(in thousands, except for per share data)	Sep 29, 2024	Sep 24, 2023
Net loss	$(7,635)	$(10)
Gain on divestiture	29	—
Amortization of intangible assets	672	1,276
PeopleReady technology upgrade costs (1)	65	696
COVID-19 government subsidies, net	—	525
Executive leadership transition costs	—	2,492
Other adjustments, net (2)	2,965	1,615
Tax effect of adjustments and deferred tax asset valuation allowance (3)	573	(1,717)
Adjusted net income (loss)	$(3,331)	$4,877

Adjusted net income (loss) per diluted share	$(0.11)	$0.16

Diluted weighted average shares outstanding	29,704	31,239

Margin / % of revenue:
Net loss	(2.0)%	—%
Adjusted net income (loss)	(0.9)%	1.0%
2.RECONCILIATION OF U.S. GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	13 weeks ended
(in thousands)	Sep 29, 2024	Sep 24, 2023
Net loss	$(7,635)	$(10)
Income tax expense (benefit)	1,253	(2,326)
Interest and other (income) expense, net	(521)	(390)
Depreciation and amortization	6,967	6,184
EBITDA	64	3,458
Third-party processing fees for hiring tax credits (4)	(30)	90
Amortization of software as a service assets (5)	1,615	1,064
PeopleReady technology upgrade costs (1)	65	696
COVID-19 government subsidies, net	—	525
Executive leadership transition costs	—	2,492
Other adjustments, net (2)	2,965	1,615
Adjusted EBITDA	$4,679	$9,940

Margin / % of revenue:
Net loss	(2.0)%	—%
Adjusted EBITDA	1.2%	2.1%

3.RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE
(Unaudited)

	13 weeks ended
(in thousands)	Sep 29, 2024	Sep 24, 2023
Selling, general and administrative expense	$99,973	$120,715
Third-party processing fees for hiring tax credits (4)	30	(90)
Amortization of software as a service assets (5)	(1,615)	(1,064)
PeopleReady technology upgrade costs (1)	(65)	(696)
COVID-19 government subsidies, net	—	(525)
Executive leadership transition costs	—	(2,492)
Other adjustments, net (2)	(2,757)	(795)
Adjusted SG&A expense	$95,566	$115,053

% of revenue:
Selling, general and administrative expense	26.1%	25.5%
Adjusted SG&A expense	25.0%	24.3%
(1)Costs associated with upgrading legacy PeopleReady technology.
(2)Other adjustments for the 13 weeks ended September 29, 2024 and September 24, 2023 primarily include workforce reduction costs of $2.8 million ($0.2 million in cost of services and $2.6 million in selling, general and administrative expense) and $1.5 million ($0.8 million in cost of services and $0.7 million in selling, general and administrative expense), respectively.
(3)The tax effect includes the application of our statutory rate of 26% to all taxable / deductible adjustments. For the thirteen weeks ended September 29, 2024, there was $0.6 million of valuation allowance recorded against our foreign deferred tax assets and no tax effect associated with the adjustments due to the valuation allowance recorded against our U.S. federal, state and foreign deferred tax assets.
(4)These third-party processing fees are associated with generating hiring tax credits.
(5)Amortization of software as a service assets is reported in selling, general and administrative expense.